AMENDMENT NO. 1 TO MINERAL AGREEMENT

THIS AGREEMENT is dated for reference September 17, 2009.

BETWEEN:

STEVEN VAN ERT AND NOEL COUSINS

(collectively, the “Owners”)

AND:

SUNGRO MINERALS INC.

(“SMI”)

WHEREAS:

A.

Pursuant to a Mineral Agreement dated August 27, 2009 between the Owners and SMI (the “Mineral Agreement”), the Owners agreed to transfer all of their interest in and to certain unpatented lode mining claims situated in Inyo County, California, known as the Conglomerate Mesa claims (the “Property”) to SMI;

B.	Since the date of execution of the Mineral Agreement, SMI has advanced to the Owners an aggregate of $52,840 (the “Advance Payments”);

C.	Closing of the purchase of the Property was required to be completed on or before August 31, 2009 (the “Closing Date”); and

D.	The Owners have agreed to amend the Mineral Agreement to extend the Closing Date in consideration of receiving the Advance Payments on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the sum of $10.00 paid by each party to the other and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the parties hereto agree as follows:

1.                       Unless otherwise defined in this Agreement, all capitalized terms used in this Agreement have the meaning ascribed to such term in the Mineral Agreement.

2.                       The definition for the term “Closing Date” in Section 3.2 of the Mineral Agreement is hereby deleted and replaced with the following:

“Closing Date" means September 30, 2009, or such other earlier date as the Parties may mutually agree on.

3.                       The Owners hereby acknowledge the receipt of the Advance Payments and further acknowledge that upon Closing of the Mineral Agreement such Advance Payments shall be credited towards any annual minimum work requirement expenditures required under Section 7 of the Mineral Agreement.

4.                       Section 17.1 of the Mineral Agreement is hereby deleted in its entirety and replaced with the following: “17. 1 Closing. Closing of the transactions contemplated herein shall take place at 9:00 a.m. local time in the offices of DeConcini, McDonald, Yetwin & Lacy, on the Closing Date.”

5.                       The Mineral Agreement will be deemed to be amended in all manners and respects in order to give full force and effect to this Agreement and, in all other respects, the Mineral Agreement will remain unchanged and in full force and effect.

6.                       This Agreement may be executed in multiple counterparts and all counterparts taken together shall be deemed to constitute one and the same document. This Agreement may be executed and delivered by facsimile or electronic transmission.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Owners:

“Steven Van Ert”
Steven Van Ert

“Noel Cousins”
Noel Cousins

SUNGRO MINERALS INC.

By: “Mal Bains”
       Mal Bains, sole director and officer